                                                             EXHIBIT NO. 99.1(p)

                               MFS SERIES TRUST X

                       FORM OF CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


      Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 18, 1995, as amended (the "Declaration"), of MFS Series Trust X, a business Trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate two new series of Shares (as defined in the Declaration), each series to have the following special and relative rights:

      1. The new series shall be designated:

             -  MFS Emerging Companies Fund; and
             -  MFS Select Growth Fund.

      2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of each series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

      3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

      4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

      5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

      Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

      The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of MFS Emerging Companies Fund and MFS Select Growth Fund to create four classes of Shares, within the meaning of Section 6.10, as follows:

      1. The four classes of Shares are designated "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares";

      2. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

      3. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares and Class I Shares, any conversion feature of Class B Shares, and relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

      4. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

      5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this _____ day of _______________, 2001 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of
Section 9.3(a) of the Declaration.


--------------------------                      -------------------------
J. Atwood Ives                                  Arnold D. Scott
17 West Cedar Street                            20 Rowes Wharf
Boston, MA  02108                               Boston, MA  02110


--------------------------                      -------------------------
Lawrence T. Perera                              Jeffrey L. Shames
18 Marlborough Street                           38 Lake Avenue
Boston, MA  02116                               Newton, MA 02459


--------------------------                      -------------------------
William J. Poorvu                               Elaine R. Smith
975 Memorial Drive                              75 Scotch Pine Road
Cambridge, MA  02138                            Weston, MA  02493


--------------------------                      -------------------------
Charles W. Schmidt                              David B. Stone
63 Claypit Hill Road                            282 Beacon Street
Wayland, MA  01778                              Boston, MA  02116